UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2010

Bridge Capital Holdings
(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, Suite 200 San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 423-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 14, 2010, Richard Brenner and David Campbell notified the registrant that they have retired from the Boards of Directors of Bridge Capital Holdings and its subsidiary Bridge Bank, National Association.  Both Mr. Brenner and Mr. Campbell were organizers and founding directors of Bridge Bank, National Association and will transition to Director Emeritus, as each has qualified for this status based on ten years of service on the Board of Bridge Bank.

The registrant also announced that it has appointed Dr. Francis Harvey and Terry Schwakopf to the Boards of Directors of Bridge Capital Holdings and its subsidiary Bridge Bank, National Association, subject to regulatory approval.

The registrant issued the press release attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

(c)	The exhibit list required by this Item is incorporated by reference to the exhibit index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Capital Holdings

Dated: October 14, 2010	By:	/s/ Thomas A. Sa
Thomas A. Sa
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1
Press release dated October 14, 2010 announcing the retirement of Richard Brenner and David Campbell from the Boards of Directors of Bridge Capital Holdings and its subsidiary Bridge Bank, National Association; and the appointment of Dr. Francis Harvey and Terry Schwakopf to the Boards of Directors of Bridge Capital Holdings and its subsidiary Bridge Bank, National Association.